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                                   SCHEDULE B

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                     SEI INVESTMENTS MANAGEMENT CORPORATION

                                       AND

                   CREDIT SUISSE ASSET MANAGEMENT LLC/AMERICAS
                            (FORMERLY BEA ASSOCIATES)

Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

                  SEI INSTITUTIONAL MANAGED TRUST

                  High Yield Bond Fund                                 0.28%






























AS OF DECEMBER 13, 1999